                                                                     EXHIBIT 5.1

Green Tree Financial Corporation
1100 Landmark Towers
345 St. Peter Street
St. Paul, Minnesota  55102-1639

     Re:  Registration Statement on Form S-3
          File No. 333-46457

Ladies and Gentlemen:

          We have acted as counsel to Green Tree Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on February 17, 1998, (the "Registration Statement"), relating to the registration by the Company of $2,000,000,000 of Loan-Backed Securities (the "Securities") to be issued by Green Tree Home Improvement and Home Equity Loan Trusts to be formed by the Company from time to time. The Securities are proposed to be issued from time to time in series,

          (i) under a separate Pooling and Servicing Agreement in substantially the form filed as Exhibit 4.1 to the Registration Statement (each such agreement, a "Pooling and Servicing Agreement"), between the Company, as seller and servicer, and a bank or trust company, as trustee (the "Trustee"); or

         (ii) under a combination of (a) a separate Trust Agreement in substantially the form filed as Exhibit 4.3 to the Registration Statement (each such Agreement, a "Trust Agreement"), (b) a separate Sale and Servicing Agreement in substantially the form filed as Exhibit 4.2 to the Registration Statement (each such Agreement, a "Sale and Servicing Agreement"), and, if such Trust issues Notes, a separate Indenture in substantially the form filed as Exhibit 4.4 to the Registration Statement (each such Indenture, an "Indenture").

The Company may provide a Limited Guaranty (the "Limited Guaranty") with respect to one or more classes of any series of Securities.

          We have examined the Registration Statement, the forms of such agreements filed as exhibits thereto, and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

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March 20, 1998
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          1. Each Pooling and Servicing Agreement, when it has been duly authorized by the Board of Directors of the Company and duly executed and delivered by the Company and the Trustee, will constitute the valid and binding obligation of the Company, and the Limited Guaranty of the Company, if any, provided for therein will constitute the valid and binding obligation of the Company.

          2. Each series of Certificates issued pursuant to a Pooling and Servicing Agreement, when duly executed and delivered in accordance with the terms of such Pooling and Servicing Agreement, will be legally and validly issued, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

          3. Each Sale and Servicing Agreement, when it has been duly authorized by the Board of Directors of the Company and duly executed and delivered by the Company and the Trustee, will constitute the valid and binding obligation of the Company, and the Limited Guaranty of the Company, if any, provided for therein will constitute the valid and binding obligation of the Company. Each Trust Agreement, when it has been duly authorized by the Board of Directors of the Company and duly executed and delivered by the Company and the Trustee, will constitute the valid and binding obligation of the Company. Each Indenture, when it has been duly authorized by the Trust and duly executed and delivered by the Trust and by the applicable Indenture Trustee, will constitute the valid and binding obligation of such Trust.

          4. Each series of Certificates issued pursuant to a Trust Agreement, when duly executed and delivered in accordance with the terms of such Trust Agreement, will be legally and validly issued, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of such Trust Agreement and the related Sale and Servicing Agreement.

          5. Each Series of Notes issued by a Trust, when duly authorized and executed by such Trust and duly authenticated by the Indenture Trustee pursuant to the terms of the related Indenture, will be legally and validly issued and will constitute the valid and binding obligations of such Trust.

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) In rending the opinions set forth above, we have assumed that, at the time of the execution of the applicable Agreements and the execution and delivery of the related series of Securities, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities or any Limited Guaranty, the Registration Statement will have been declared effective by the Commission and will continue to be effective, the Securities and the Limited Guaranty will be issued and sold as described in the Registration Statement, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

          (b) Our opinions in paragraphs 1, 3 and 5 above are subject to the effect of any

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     applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (c) Our opinion in paragraphs 1, 3 and 5 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (d) Minnesota Statutes (S) 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

           Our opinions expressed above are limited to the laws of the Sate of Minnesota and the Delaware General Corporation Law.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising part of the Registration Statement.

Dated:   March 20, 1998

                                        Very truly yours,

                                       /s/ Dorsey & Whitney LLP

CFS